UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2017

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chairman of the Board to Group 1 Automotive, Inc. (the “Company”)

On May 12, 2017, the Board of Directors of the Company (the “Board”) elected Stephen D. Quinn as non-executive Chairman of the Board, and as Chairman of the Nominating/Governance Committee. He will continue to serve on the Audit Committee, the Compensation Committee and the Finance/Risk Management Committee. Mr. Quinn has been a member of the Board since May 2002, and replaces John L. Adams who served as non-executive Chairman of the Board since 2005. Mr. Adams will continue to serve on the Board and was designated as Chairman of the Finance/Risk Management Committee, filling the position vacated by Mr. Quinn.

In connection with Mr. Quinn’s election as non-executive Chairman of the Board, he will receive the payment of a pro-rata annual cash retainer of $100,000, and the payment of a pro-rata annual cash retainer of $10,000 in his role as Chairman of the Nominating/Governance Committee. He will also preside over the executive sessions of the independent members of the Board.

A copy of the press release announcing Mr. Quinn’s appointment is attached hereto as Exhibit 99.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of the Stockholders of the Company was held on May 12, 2017 (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as set forth below.

Proposal 1

The nine director nominees named in the Company’s proxy statement were elected as directors to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

Nominee	For	Withheld
John L. Adams	18,024,956	382,682
Carin M. Barth	18,326,875	80,763
Earl J. Hesterberg	18,329,785	77,853
Lincoln Pereira	18,292,794	114,844
Stephen D. Quinn	18,271,882	135,756
J. Terry Strange	18,230,082	177,556
Charles L. Szews	18,120,521	287,177
Max P. Watson, Jr.	17,996,896	410,742
MaryAnn Wright	18,335,134	72,504

Proposal 2

The compensation of the Company’s Named Executive Officers was approved, on a non-binding advisory basis, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
17,696,619	704,857	6162	1,466,811

Proposal 3

An annual advisory vote on the Company’s Named Executive Officer compensation was approved, on a non-binding advisory basis, based upon the following votes:

One Year	Two Year	Three Year	Abstain
14,570,691	36,269	3,787,252	13,426

Based on these results, the Company will hold annual non-binding advisory votes regarding our Named Executive Officer compensation until the next required frequency vote occurs.

Proposal 4

The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 was approved based upon the following votes:

For	Against	Abstain
19,812,350	59,049	3,050

Item 8.01 Other Events.

On May 12, 2017, the Company announced that its Board increased the Company’s common stock share repurchase authorization to $75.0 million. Purchases may be made from time to time, based on market conditions, legal requirements and other corporate considerations, in the open market or in privately negotiated transactions.

In addition, the Company announced that its Board approved a first quarter cash dividend of $0.24 per share payable on June 15, 2017, to stockholders of record on June 1, 2017.

A copy of the press release announcing the share repurchase and cash dividend is attached hereto as Exhibit 99.2.

Item 9.01 Other Events.

99.1 Press release of Group 1 Automotive, Inc. dated as of May 12, 2017.
99.2 Press release of Group 1 Automotive, Inc. dated as of May 12, 2017.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

May 18, 2017	By:	/s/ Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Group 1 Automotive, Inc. dated as of May 12, 2017
99.2	Press Release of Group 1 Automotive, Inc. dated as of May 12, 2017